                                                                    EXHIBIT 10.2

Case No. OG-G-867


                PROMISSORY NOTE TO THE UNITED STATES OF AMERICA


                                         City and State: St. Petersburg, Florida
                                                            Date:         , 1998

     FOR VALUE RECEIVED, the undersigned (the "Payor") promises to pay to the order of the UNITED STATES OF AMERICA, acting by and through the Secretary of Commerce (the "Payee"), at the office of the Financial Services Division, National Marine Fisheries Service, National Oceanic and Atmospheric Administration, Silver Spring, Maryland, or at the Payee's option, at such other place as may be designated from time to time by Payee, the principal amount of SIX HUNDRED SIXTY-EIGHT THOUSAND, THREE HUNDRED NINETY-NINE DOLLARS ($668,399.00) with interest on the unpaid principal computed from the date hereof at the rate of seven and two tenths percent (7.2%) per year, payment to be made in installments as follows:

     EIGHTEEN THOUSAND, THREE HUNDRED NINE DOLLARS ($18,309.00), including principal and interest quarterly, with the balance of principal and interest due by May 12, 2013. The first quarterly payment shall be due three months from the date of this Note and each quarterly payment thereafter shall be due on the date of the month that the first quarterly payment is due hereunder.

     This Note is given (1) in consideration of, pursuant to the provisions of Title XI of the Merchant Marine Act, 1936, as amended, the guaranteeing payment of the unpaid interest on and the unpaid balance of the principal of a certain promissory note (the "Guaranteed Note") issued by the Payor to Hibernia National Bank on the date hereof relating to the Payor's vessel, GRAND CALLIOU, Official Number 509018, (the "Vessel") and to secure payment by the Payor to the Payee of any amount that the Payee may be required to pay to the holder of the Guaranteed Note.

     This Note is also issued pursuant to the provisions of a certain first preferred ship mortgage (the "Mortgage") dated the date hereof, from the Payor to the Payee relating to the vessel.

     This Note has been negotiated and received by the Payee subject to and secured by the terms the Mortgage and is also secured by a Deed of Trust and Security Agreement (hereinafter the "Deed of Trust and

Security Agreement") covering certain property in Northcumberland County, Commonwealth of Virginia, and by UCC Security Interests.

     The condition of this Note is such that so long as the Guaranteed Note is outstanding and until the Guarantee contained within the Guaranteed Note shall have been terminated pursuant to the provisions of the Mortgage, Deed of Trust and Security Agreement and UCC Security Interests and the agreement governing such Guarantee (the "Guarantee Agreement"), the principal of, and the interest on this Note in respect of the Guaranteed Note shall be payable as follows:

     (1) by payment of the interest on such Guaranteed Note and by amortization of the principal of the Guaranteed Note according to the terms of the Guaranteed Note;

     (2) when such Guaranteed Note has been retired or paid other than by payment of the Guarantee; and the aforesaid payments shall constitute payment of the principal of, and the interest on this Note as of the date on which and to the extent such payment is made, and this Note shall be discharged to the extent of such payment of principal.

     The principal of this Note and the interest thereon may be declared or may become due and payable by the declaration of the Payee without demand, presentment, opportunity to cure, or notice of intent to accelerate, at any time after, (l) the holder of the Guaranteed Note shall have demanded payment of the Guarantee pursuant to the provisions of the Guarantee Agreement, subject to such demand for payment of the Guarantee and its consequences being annulled under certain circumstances, or (2) the Payee has notified the holder of the Guaranteed Note by the issuance of the Payee's notice of the occurrence of an Event of Default pursuant to the provisions of the Deed of Trust and Security Agreement, UCC Security Interests, and Guarantee Agreement and said holder has demanded payment of the Guarantee. Thereupon, the principal of and the interest on this Note shall become immediately due and payable together with interest and at the accelerated rate of eighteen (18) percent per annum.

     This Note is not negotiable, assignable, or transferable without the written consent of the Payee. This Note shall be cancelled by the Payee and surrendered to the Payor if all outstanding obligations accruing hereunder, under the Guaranteed Note, the Deed of Trust and Security Agreement, UCC Security Interests, or any other documents associated with this transaction are paid.

     The undersigned shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise, including but not limited to reasonable attorney's fees and costs, which Payee may deem necessary or proper in connection with the satisfaction of the Note or the administration, supervision, preservation, protection (including, but not limited to, the maintenance of adequate insurance) of any and all Collateral that secures this transaction. The Payee is authorized to pay, at any time and from time to time, any or all of such expenses, add the amount of such payment to the principal amount of the Note, Mortgage and Deed of Trust and Security Agreement, and charge interest thereon at the rate specified herein with respect to interest on the principal amount of this Note, and upon acceleration of sums due hereunder, at the accelerated rate.

     The term "Collateral" as used in this Note shall mean any funds, guaranties, or other property or rights therein of any nature whatsoever or the proceeds thereof which may have been, are, or hereafter may be hypothecated, directly or indirectly by the undersigned or others, in connection with, or as security for, this Note or any part hereof.

     The obligation of the undersigned hereunder shall not be impaired by the Payee's indulgence, including, but not limited to (a) any renewal, extension, or modification which the Payee may grant with respect to the Note or any part hereof, (b) any surrender, compromise, release, renewal, extension, exchange, or substitution, which the Payee may grant in respect of the said Mortgage, Deed of Trust and Security Agreement, UCC Security Interests, as amended, or other Collateral, or (c) any indulgence granted in respect of any endorser, grantor, or insurer.

     When applicable, the obligation of the undersigned hereunder shall be joint and several.


                                        Omega Protein, Inc.
                                        -------------------
                                        Payor
(SEAL)

Attest:                                 By:
                                           ---------------------------------

----------------------------            ------------------------------------
Secretary                               Title:



NOTE: Corporate Payors must execute Note in corporate name by duly authorized officer and seal must be affixed and duly attested.